EXHIBIT 4(G)



                      THIRD AMENDMENT AND RESTATEMENT
                                    OF
                            THE PARISIAN, INC.
                      STOCK OPTION PLAN FOR OFFICERS




                             TABLE OF CONTENTS
Article                                                                Page

1 - INTRODUCTION, PURPOSE AND INTENT . . . . . . . . . . . . . . . . . .  1

2 - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3 - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

4 - CONVERSION AND GRANT OF OPTIONS. . . . . . . . . . . . . . . . . . .  5

5 - FORFEITURE OF OPTIONS. . . . . . . . . . . . . . . . . . . . . . . .  8

6 - EXERCISE OF OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  9

7 - TRANSFERS OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . 12

8 - AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . 13

9 - BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

10 - ASSIGNABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

11 - ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 14

12 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 15




                      THIRD AMENDMENT AND RESTATEMENT
                                    OF
                            THE PARISIAN, INC.
                      STOCK OPTION PLAN FOR OFFICERS



On April 26, 1988, Parisian, Inc., an Alabama corporation (the "Corporation") adopted the Parisian, Inc. Stock Option Plan for Officers (the "Plan"). On May 12, 1989 and May 21, 1990, the Corporation, having obtained the written consent of all of the Participant Representatives, amended and restated the Plan. On November 17, 1992 and April 8, 1996, the Corporation, having obtained the consent of all of the Participant Representatives, amended the Plan.

Pursuant to an Agreement and Plan of Merger, dated July 8, 1996, among Proffitt's, the Corporation and a wholly-owned subsidiary of Proffitt's, Inc., a Tennessee corporation ("Proffitt's") (the "Merger Agreement"), said subsidiary shall merge with and into the Corporation on the date which includes the "Effective Time" (as that term is defined in the Merger Agreement). As a result of said merger, the Corporation shall become a wholly-owned subsidiary of Proffitt's.

Pursuant to Section 4.4 of the Plan as in effect immediately prior to this Third Amendment and Restatement (the "Pre-Merger Plan"), said merger requires an equitable adjustment of the number and option prices of the options granted by the Corporation pursuant to this Plan (the "Parisian Options") so as to preserve their aggregate value. Pursuant to Section 1.5 (d) of the Merger Agreement, Proffitt's is required to assume the Pre-Merger Plan and the Corporation's obligations thereunder.

Proffitt's and the Corporation have determined that the Pre-Merger Plan should be amended and restated to reflect the equitable adjustment of number and option prices of the Parisian Options and that the same does not deprive any Participant, Beneficiary or Plan Shareholder of any right or benefit which has accrued under the Pre-Merger Plan as of the Effective Date. Accordingly, in order to comply with Section 4.4 of the Pre-Merger Plan and
Section 1.5(d) of the Merger Agreement and having obtained the written consent of all of the Participant Representatives, Proffitt's and the Corporation, pursuant to the provisions of Article 8 of the Pre-Merger Plan, hereby amend and restate the Pre-Merger Plan effective as of the Effective Date.


               ARTICLE 1 - INTRODUCTION, PURPOSE AND INTENT

Proffitt's owns all of the issued and outstanding shares of the capital stock of the Corporation. The Corporation owns and operates a chain of specialty apparel department stores. In order to conduct and advance its business effectively, the Corporation must attract and retain qualified executives and provide them with meaningful financial incentives. Accordingly, Proffitt's and the Corporation have established this Plan to provide the Officers with long-range financial incentives and shall maintain and administer this Plan for the exclusive benefit of the Participants and their Beneficiaries.


                          ARTICLE 2 - DEFINITIONS

Unless otherwise provided herein, the following terms shall have the following meanings:

2.1  ADMINISTRATOR:  The party determined pursuant to Article 11.

2.2  BENEFICIARY.  With respect to a Participant, the party who, pursuant to
Article 9, owns any options owned by such Participant at the time of his death.

2.3 BOARD: With respect to Proffitt's or the Corporation, as applicable, its Board of Directors.

2.4  COMMISSION:  The Securities and Exchange Commission.

2.5  CORPORATION:  Parisian, Inc., an Alabama corporation.

2.6 DISABILITY: A Participant's physical or mental inability to perform the normal duties of his employment by the Corporation which continues for more than 180 consecutive days and which is not attributable to chronic or excessive use of intoxicants, drugs or narcotics, intentional self-inflicted injury or self-induced sickness or any felonious act or enterprise on the part of the Participant. If there is any disagreement between the Corporation and a Participant as to the Participant's Disability or as to the date any such Disability began, the same shall be determined by a physician to be selected by the Administrator who shall make such determination after an examination of the Participant by such physician. The Participant shall be available for such an examination at any reasonable time. The determination of such physician shall be conclusive evidence of the Disability or non-Disability of the Participant and of the date any such Disability began. If the Participant fails or refuses to cooperate in such examination, the determination of the Participant's Disability or non-Disability and the date any such Disability began shall be made by the Administrator in its sole discretion.

2.7 EFFECTIVE DATE: The date which includes the "Effective Time" (as that term is defined in the Merger Agreement).

2.8 OFFICER: Any person who is an employee of the Corporation and either the President or an Executive Vice President, Senior Vice President or Vice President of the Corporation or Proffitt's.

2.9 OPTION: The right to purchase one Share from Proffitt's for the Option Price and upon the terms and conditions set forth in this Plan.

2.10 OPTIONHOLDER:  The owner of an Option.

2.11 OPTION PRICE: With respect to an Option, the price determined pursuant to Article 4 for which one Share may be purchased from Proffitt's upon the exercise of such Option.

2.12 OPTION TRANSFEREE. With respect to a Participant, his spouse and lineal descendants who have attained age 21 and a Qualified Trust, the sole beneficiaries of which may not include anyone other than such Participant, his spouse and lineal descendants.

2.13 PARISIAN OPTION: An option granted by the Corporation pursuant to this Plan prior to this Third Amendment and Restatement which entitles the holder thereof to purchase from the Corporation one share of the One Cent ($0.01) par value common stock of the Corporation for the option price and upon the terms and conditions of the Pre-Merger Plan.

2.14 PARTICIPANT: At any relevant time, an Officer or former Officer who is a Participant pursuant to Article 3.

2.15 PARTICIPANT REPRESENTATIVES:  The Corporation's Chief Executive Officer,
D. Warren Bailey and Steven B. Corenblum; provided, however, that if either of said named individuals ceases to be a Participant, Proffitt's shall give written notice of that fact to the other Participants who shall elect another Participant to succeed said named individual as a Participant Representative. Each Participant shall have one vote in the election of such successor regardless of the number of Options and Shares owned by such Participant.
Any action required or permitted to be taken by the Participant Representatives hereunder or any consent, approval or notice required or permitted to be given by the Participant Representatives hereunder shall be taken or given by a majority of the Participant Representatives.

2.16 PLAN SHAREHOLDER: An owner of Shares.

2.17 PRE-MERGER PLAN: This Plan as in effect immediately prior to this Third Amendment and Restatement.

2.18 PROFFITT'S:  Proffitt's, Inc., a Tennessee corporation.

2.19 QUALIFIED EMPLOYEE: A person who, on April 8, 1996, was an Officer of the Corporation.

2.20 QUALIFIED TRUST: A trust established pursuant to a written document which has been approved in writing by the Corporation in its sole discretion and which, by its terms:

(a)  authorizes the trustee of such trust to:

     (I) acquire, own and dispose of shares of stock and other securities and options to purchase shares of stock and other securities;

     (ii)  exercise any such options;

     (iii) grant proxies to vote any securities owned by such trust; and

     (iv) enter into agreements with respect to such securities, the term of which may extend beyond the term of such trust; and

(b) provides that Options and Shares held by the trustee of such trust shall only be distributed to a beneficiary of such trust if such beneficiary (i) is an Option Transferee of the grantor of such trust and (ii) prior to such distribution, has agreed in writing, in form and substance satisfactory to the Corporation, in its sole discretion, that such beneficiary and the options and Shares distributed to him shall be bound by the provisions of this Plan including, without limitation, those of Articles 4 and 7 hereof;

(c) cannot be amended without the prior written approval of the Corporation, which approval may be withheld by the Corporation in its sole discretion;

(d) provides that any such amendment which is not so approved by the Corporation shall be invalid; and

(e) contains such other terms and provisions as the Corporation, in its sole discretion, shall determine to be appropriate.

2.21 RULE 144: Rule 144 under the Securities Act or any similar provision then in force promulgated under the Securities Act.

2.22 SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.23 SHARES: The shares of the Ten Cent ($0.10) par value common stock of Proffitt's purchased from Proffitt's pursuant to the terms and conditions set forth in this Plan and any shares of Stock received upon the conversion of such shares but excluding any shares of Stock acquired other than pursuant to this Plan.

2.24 STOCK: All classes of the preferred and common capital stock of Proffitt's.

2.25 TRANSFEROR: With respect to an Option Transferee, the Participant to whom the Options owned by such Option Transferee were originally granted.

                         ARTICLE 3 - PARTICIPATION

3.1 PARTICIPATION. Any person who, on the Effective Date, was an Officer or a former Officer of the Corporation and held any Parisian Options shall be a Participant as of the Effective Date. An Officer who is not a Participant on the Effective Date shall become a Participant if and when Options are granted to him pursuant to Article 4.

3.2 TERMINATION OF PARTICIPATION. A Participant shall cease to be a Participant on the date on which he exercises all Options then owned by him.


                ARTICLE 4 - CONVERSION AND GRANT OF OPTIONS

4.1 CONVERSION OF PARISIAN OPTIONS. Pursuant to Section 4.4 of the Pre-Merger Plan, the Parisian Options are hereby converted into Options in accordance with the provisions of this Section. As a result of said conversion, the Parisian Options are hereby cancelled and the owner of such Parisian Options shall have no further right to purchase from the Corporation any of the shares of its capital stock but such owners shall receive the number of Options determined pursuant to the provisions of this Section.

(a) Number of Options. The Parisian Options held by each owner of Parisian Options are hereby converted into a number of Options equal to 80% of the number of such Parisian Options; provided, however, that if an owner of Parisian Options would receive a fractional Option, then, as determined by the Participant Representatives in their sole discretion, such owner shall receive the next lowest or next highest whole number of Options; provided, further, however, that the total number of Options received by all such owners shall equal 80% of the number of Parisian Options held by them.

(b) Option Price. If the option price of the Parisian Option from which an Option is hereby converted was $18.00, the Option Price of such Option shall be $22.50. If the option price of the Option from which an Option is converted was $20.40, the Option Price of such Option shall be $25.50.

(c) Agreements. Upon its receipt of a certificate evidencing Parisian Options, Proffitt's shall execute and deliver to the holder of such Parisian Options an agreement evidencing his ownership of the Options into which said Parisian Options have been converted and reflecting the Option Prices of such Options.

4.2 FULL VESTING OF OPTIONS. All of the Options are and, unless and until forfeited in accordance with the provisions of Article 5, shall remain fully vested.

4.3 GRANT OF FORFEITED OPTIONS. In the event any Options are forfeited pursuant to Article 5, then, on the third business day following its receipt of written notice from a majority of the Participant Representatives, Proffitt's shall grant to each Officer named in such notice the number of such Options specified therein. The Option Price of each Option granted pursuant to any such notice shall be:

(a)  with respect to an Option granted to a Qualified Employee, $22.50; and

(b) with respect to an Option granted to an Officer who is not a Qualified Employee, $25.50.

4.4 GRANT OF OPTIONS TO PARTICIPANT REPRESENTATIVE. Notwithstanding the foregoing provisions of this Section, the Corporation shall not grant any of the Options referred to in a written notice described in Section 4.3 to any Officer named in such notice unless:

(a)  none of such Officers is a Participant Representative;

(b) the Corporation's Board approves Proffitt's grant of such Options to such Officers prior to the date such Options are to be granted pursuant to such notice; or

(c) pursuant to such notice, each Participant is to be granted his pro-rata portion of such Options.

For purposes of this Section 4.4, a Participant's pro-rata portion of such Options shall be a fraction, the numerator of which shall be the number of Options and Shares owned by such Participant and his Permitted Transferees, Transferees, Pledgees and Remote Transferees (as such terms are defined in the Pre-Merger Plan) on the date of such notice and the denominator of which shall be the number of Options and Shares owned by all Participants on such date.

4.5 ADJUSTMENTS. If, at any time prior to the termination of this Plan, there is an increase or decrease or other change in the shares of Stock by reason of stock dividends (or payment of a dividend consisting of money or other property to the extent the recipient thereof immediately reinvests such dividend in Proffitt's and receives from Proffitt's in exchange therefor additional shares of Stock), split-ups, recapitalizations, combinations, conversions, exchanges of shares or the like, then, as of the date of such increase, decrease or other change, there shall be an equitable adjustment of the number and Option Prices of the Options then owned by the Participants and Beneficiaries so as to preserve the aggregate value of such Options determined as of such date.

4.6 EVIDENCE OF OPTIONS. All Options shall be evidenced by an agreement reflecting the name of the owner of such Options and the number and Option Price of such Options and bearing a conspicuous notice of (a) the restrictions imposed by this Plan on the exercise and transferability of such Options and the transferability of the Shares purchased pursuant to such exercise and (b) such other matters relating to the Options, the Shares and this Plan as the Administrator shall deem appropriate.

4.7  RESTRICTIONS ON TRANSFER OF OPTIONS.  Except as permitted by this
Section 4.7, no Optionholder may sell, transfer, assign, convey or otherwise dispose of or alienate any of his options or any right or interest therein (whether voluntarily, by operation of law, by gift or otherwise) or enter into any contract or agreement or grant any option with respect to the sale, transfer, assignment, conveyance or other disposition of his Options or any right or interest therein. Any purported transfer of Options in violation of this Section shall be void and ineffective and shall not operate to transfer any interest in or title to such options to the purported transferee and Proffitt's shall not record any such purported transfer in its transfer records.

(a) Permitted Transfers Of Options By Participants. Upon ten (10) days prior written notice to Proffitt's (or such lesser number of days as Proffitt's may agree to in writing) , a Participant may sell, transfer or assign all or any number of his Options to a transferee who (or which) is an Option Transferee only if, prior to such transfer, such transferee has agreed in writing, in form and substance satisfactory to Proffitt's, in its sole discretion, that such transferee and the Options transferred to him shall be bound by the provisions of this Plan including, without limitation, those of this Article 4. Such notice shall specify the name and address of the proposed transferee, the relationship between the Participant and the proposed transferee which establishes the proposed transferee as an Option Transferee of the Participant and the number and Option Prices of the Options to be transferred to such proposed transferee. Notwithstanding the foregoing provisions of this Section, if Options are transferred to an Option Transferee which is a Qualified Trust and the written document pursuant to which such Qualified Trust was established is later amended without the prior written approval of Proffitt's then, on the effective date of such amendment, ownership of all Options then owned by such Qualified Trust shall revert to its Transferor.

(b) Permitted Transfers Of Options By Other Optionholders. Upon ten (10) days prior written notice to Proffitt's (or such lesser number of days as Proffitt's may agree to in writing), an Optionholder other than a Participant may sell, transfer or assign all or any number of his Options to his Transferor if, prior to such transfer, such Transferor has agreed in writing, in form and substance satisfactory to Proffitt's, that such Transferor and the Options transferred to him shall be bound by the provisions of this Plan including, without limitation, those of this Article 4. Such notice shall specify the number and Option Prices of the options to be transferred to such Transferor.

4.8 EFFECT OF TRANSFER OF OPTIONS. The provisions of this Section 4.8 shall apply in the event a Participant transfers Options to an Option Transferee pursuant to Section 4.7.

(a) Forfeitures of Options. All of an Option Transferee's Options shall be forfeited on the date any Options owned by his Transferor are or would be forfeited pursuant to Article 5. On the date an Option Transferee's Options are forfeited pursuant to this Section 4.8(a), the rights of such Option Transferee shall be terminated and, thereafter, such Options shall be granted to the Participants pursuant to the provisions of Section 4.3.

(b) Exercise of Options. An Option Transferee shall be entitled to exercise his Options at such times, in such manner, upon such terms and subject to such conditions, limitations and restrictions as his Transferor is or would be entitled to exercise any Options owned by such Transferor.

(c) Beneficiaries. Upon an Option Transferee's receipt of any Options pursuant to Section 4.7, the provisions of Article 9 (governing the determination of a Participant's Beneficiary) shall apply to such Option Transferee as if such Option Transferee was a Participant.

(d) Deemed Ownership of Options. Each Participant shall be deemed to own all of the Options actually owned by his Option Transferees for the purpose of determining:

(1) the number of Options to be granted to a Participant pursuant to Section 4.4; and

(2) whether Proffitt's has obtained the consent of the Participants required by Section 8.1.


                     ARTICLE 5 - FORFEITURE OF OPTIONS

5.1 EFFECT OF FORFEITURES. On the date any Options are forfeited pursuant to the following provisions of this Article, the rights of the Participant or Beneficiary then owning such Options shall be terminated and, thereafter, such Options shall be granted to the Participants pursuant to the provisions of Section 4.3.

5.2 FORFEITURES UPON TERMINATION FOR CERTAIN CAUSES. If a Participant's employment with the Corporation is terminated by the Corporation on account of the Participant's:

(a)  proven dishonesty, theft, fraud or embezzlement;

(b)  breach of any fiduciary duty or duty of loyalty to the Corporation;

(c) involvement or participation (whether direct or indirect) in any business competitive with that of the Corporation or Proffitt's without the Administrator's prior written consent;

(d) usurpation of any business opportunity of the Corporation or Proffitt's without the Administrator's prior written consent;

(e)  conviction of a felony or a crime involving moral turpitude; or

(f) divulgence to a party unrelated to the Corporation or Proffitt's of any material non-public confidential information concerning the Corporation or Proffitt's or their businesses or activities,

then, on the effective date of such termination, all Options then owned by him or his Beneficiary shall be forfeited.

5.3 FORFEITURES FOR CERTAIN CAUSES AFTER TERMINATION. If, during the 120 day period following the effective date of the termination of a Participant's employment with the Corporation, the Administrator shall determine that, prior to the effective date of such termination, such Participant engaged in any conduct described in Section 5.2, then, as of the date of such determination, all Options then owned by him or his Beneficiary shall be forfeited.

5.4 FORFEITURES AFTER FIFTEEN YEARS. If not previously forfeited pursuant to the foregoing provisions of this Section, each Option shall be forfeited on the fifteenth anniversary of the date on which the Parisian Option from which such Option was converted pursuant to Section 4.1 became a "Vested Option" (as that term is defined in the Pre-Merger Plan).


                      ARTICLE 6 - EXERCISE OF OPTIONS

6.1 RIGHT TO EXERCISE. Subject to Section 6.5, each Participant shall be entitled to exercise any or all of his Options at any time.

6.2 METHOD OF EXERCISE. A Participant may elect to exercise his Options only by written notice (the "Exercise Notice") to Proffitt's. In order to be effective, such Exercise Notice must:

(a)  specify the number and Option Prices of the Options to be exercised;

(b)  be received by Proffitt's prior to the date such Options are forfeited;

(c) be accompanied by the certificate evidencing such Participant's ownership of such Options;

(d) specify the date on which such Options are to be exercised which shall not be earlier than the third business day following Proffitt's receipt of such Exercise Notice; and

(e) specify whether such Participant shall exercise such Options (1) by paying their aggregate Option Price pursuant to Section 6.3 or (2) pursuant to the cashless exercise program referred to in Section 6.4.

6.3 PAYMENT FOR SHARES. If a Participant's Exercise Notice specifies that such Participant shall exercise the Options which are the subject of such Exercise Notice pursuant to this Section 6.3, then, on the date determined pursuant to Section 6.2(d):

(a)  the Participant shall deliver to Proffitt's:

     (1) a certified or cashier's check, made payable to the order of Proffitt's, in an amount equal to the aggregate Option Price of the Options which are the subject of such Exercise Notice; and

     (2) if the same shall be requested by Proffitt's in order for Proffitt's issuance of Shares pursuant to the exercise of such Options to satisfy one or more exemptions from the registration requirements of the Securities Act, a certificate pursuant to which such Participant shall (A) represent that he is exercising such Options and acquiring the Shares issued upon such exercise for investment purposes only for his own account and not with a view to the distribution thereof and (B) acknowledge that such Shares have not been registered under the Securities Act and may not be resold or otherwise transferred in the absence of an effective registration statement under the Securities Act or an opinion of counsel satisfactory to the Corporation that such registration is not required; and

(b)  Proffitt's shall deliver to such Participant:

     (1) a stock certificate evidencing his ownership of a number of Shares equal to the number of such Options exercised pursuant to such Exercise Notice and bearing a conspicuous notice of the restrictions on the transferability of such Shares which may be required by the applicable provisions of the Securities Act and those which are imposed by Article 7; and

     (2) to the extent necessary, a certificate evidencing his ownership of any Options not exercised pursuant to such Exercise Notice.

6.4 CASHLESS EXERCISE. If a Participant's Exercise Notice specifies that such Participant shall exercise the Options which are the subject of such Exercise Notice pursuant to this Section 6.4, then such Participant shall exercise such Options in accordance with the applicable provisions of the cashless exercise program then maintained by Proffitt's in connection with any stock option plan then available to employees of Proffitt's.

6.5 RESTRICTION ON EXERCISE OF OPTIONS. Notwithstanding anything to the contrary contained herein, a Participant may not exercise any of his Options unless entitled to do so pursuant to this Section.

(a) Registration. A Participant shall be entitled to exercise his Options if, on the date of his Exercise Notice, the Shares to be issued upon such exercise are the subject of an effective registration statement under the Securities Act.

(b) Exemption. If, on the date of a Participant's Exercise Notice, the Shares to be issued upon such exercise are not the subject of an effective registration statement under the Securities Act, he shall be entitled to exercise his Options only if an exemption from such registration is available. For purposes of this Article, the availability of such an exemption shall be determined in the manner set forth in this Section 6.5(b).

     (i) Upon request by such Participant, Proffitt's shall seek an opinion of counsel of recognized standing in securities law as to whether such an exemption is available. If, in the opinion of such counsel, such an exemption is available, the Participant shall be entitled to exercise such Options on such date, not later than the tenth day following the date of such opinion, as Proffitt's and such Participant shall agree.

     (ii) If, in the opinion of such counsel, such an exemption is not available, the Participant may seek an opinion of another counsel of recognized standing in securities law (which counsel shall be reasonably satisfactory to Proffitt's) as to whether such an exemption is available. If, in the opinion of such other counsel (the "Participant's Counsel"), such an exemption is not available, the Participant shall not be entitled to exercise such Options until the date the Shares to be issued upon such exercise are the subject of an effective registration statement under the Securities Act.

     (iii) If, in the opinion of the Participant's Counsel, such an exemption is available, then, promptly upon its receipt of such opinion, Proffitt's shall:

           (A) request the Participant Representatives to determine whether or not Proffitt's should seek a no-action letter from the Commission as to whether such an exemption is available; and

           (B) reimburse the Participant for the cost of obtaining such opinion.

     (iv) If a majority of the Participant Representatives determine that Proffitt's should not seek such no-action letter, the Participant shall be entitled to exercise such Options on such date, not later than the tenth day following the date of such determination, as Proffitt's and such Participant shall agree.

     (v) If a majority of the Participant Representatives determine that Proffitt's should seek such no-action letter, Proffitt's shall use its reasonable good faith efforts to seek such no-action letter.

     (vi) If such no-action letter indicates that such an exemption is not available, the Participant shall not be entitled to exercise such Options until the date the Shares to be issued upon such exercise are the subject of an effective registration statement under the Securities Act.

     (vii) If such no-action letter indicates that such an exemption is available, the Participant shall exercise such Options on such date, not later than the tenth day following the date of such no-action letter, as Proffitt's and such Participant shall agree.

(c) Insider Trading. A Participant shall not be entitled to exercise his Options in any manner or at any time which is prohibited by Proffitt's insider trading policies then in effect.


                      ARTICLE 7 - TRANSFERS OF SHARES

7.1 REGISTRATION. As soon as reasonably practical following the Effective Date but in no event later than the tenth (10th) day following the Effective Date, Proffitt's shall take such action and file such documents with the Commission as may be necessary to cause the Shares to be the subject of an effective registration statement under the Securities Act.

7.2 GENERAL RESTRICTIONS. No Plan Shareholder may sell, transfer, assign, convey or otherwise dispose of or alienate any of his Shares or any right, or interest therein (whether voluntarily, by operation of law, by gift or otherwise) or enter into any contract or agreement or grant any option with respect to the sale, transfer, assignment, conveyance or other disposition of his Shares or any right or interest therein, unless such sale, transfer, assignment, conveyance or other disposition is:

(a)  required or permitted by this Plan;

(b) made in accordance with Proffitt's insider trading policies then in effect;

(c) made pursuant to (i) an effective registration statement under the Securities Act or (ii) an exemption from registration under the Securities Act; and

(d)  made in compliance with applicable federal and state securities laws;

provided, however, that if the Plan Shareholder is an "affiliate" (within the meaning of the Securities Act) of Proffitt's or his Shares were issued by Proffitt's pursuant to Section 6.5(b), he may not sell, transfer, assign, convey or otherwise dispose of his Shares pursuant to Section 7.1(b)(ii) prior to the tenth (10th) day following Proffitt's receipt of an opinion of counsel (which opinion and counsel shall be reasonably satisfactory to the corporation) or a no-action letter from the Commission to the effect that such exemption is available.

Any purported transfer of Shares in violation of this Section shall be void and ineffective and shall not operate to transfer any interest in or title to such Shares to the purported transferee and Proffitt's shall not record any such purported transfer in its transfer records.

7.3 PUBLIC SALES. A Plan Shareholder may sell all or any number of his Shares on any date if:

(a) such sale is made pursuant to Rule 144 (provided that such transfer complies with paragraph (f) of such Rule) or otherwise on a national securities exchange or in the over-the-counter market; and

(b)  on such date, such sale is permitted under Section 7.2.


                   ARTICLE 8 - AMENDMENT AND TERMINATION

8.1 REQUIRED CONSENT. This Plan cannot be amended or terminated without the consent of a majority of the Participant Representatives who are then Participants; provided, however, that if less than two Participant Representatives are then Participants, Proffitt's may not amend or terminate this Plan without the consent of the Participants who own at least 66.67% of the number of Options and Shares then owned by the Participants.

8.2 EFFECTIVE DATE. No amendment or termination of the Plan shall be effective as of any date prior to the date on which Proffitt's obtains the consent required by this Article.

8.3 RESTRICTIONS ON AMENDMENTS. Notwithstanding anything to the contrary contained herein, no amendment to this Plan shall deprive any Participant, Beneficiary or Plan Shareholder of any right or benefit which had accrued prior to the effective date of such amendment. Without limiting the generality of the foregoing, no such amendment shall cause any Option to be forfeited, adversely affect the right of a Participant or Beneficiary to exercise any Option or adversely affect any Plan Shareholder's right to sell any Shares in accordance with the provisions of Article 7.

8.4 EFFECT OF TERMINATION. In the event Proffitt's terminates this Plan in accordance with the provisions of this Article:

(a) none of the Options forfeited pursuant to Article 5 after such effective date shall be granted to any Participant pursuant to this Plan; and

(b) the rights of the Participants, Beneficiaries and Plan Shareholders hereunder (including, without limitation, their rights to exercise Options pursuant to Article 6 and to sell Shares pursuant to Article 7) shall survive such termination.


                         ARTICLE 9 - BENEFICIARIES

Upon becoming eligible to participate in this Plan, each Participant, pursuant to a written instrument delivered to the Administrator, shall designate a Beneficiary who shall own any Options owned by such Participant at the time of his death and who shall be entitled to exercise any of such Options. Such designation may be changed by the Participant from time to time by written notice to the Administrator. In the event a Participant does not designate a Beneficiary or a Beneficiary designated by a Participant predeceases such Participant and no new Beneficiary has been designated, then such Participant's Beneficiary shall be his surviving spouse, if any, or if none, his estate.

Upon a Beneficiary's receipt of any Options pursuant to this Article, the provisions of this Article shall apply to such Beneficiary and such Options as if such Beneficiary was a Participant.


                        ARTICLE 10 - ASSIGNABILITY

No Participant or Beneficiary shall alienate, sell, transfer, assign, pledge or otherwise encumber any interest in this Plan or any Option granted to him pursuant to this Plan without the prior written consent of the Administrator. Any attempt by a Participant or Beneficiary to alienate, sell, transfer, assign, pledge or encumber any such interest or Option in contravention of this Article shall be ineffective.


                        ARTICLE 11 - ADMINISTRATION

11.1 ADMINISTRATOR. The Administrator shall be the Corporation's Board or, as designated by it in writing, the Executive Committee or any other committee of said Board.

11.2 ADMINISTRATION. The Administrator shall administer the Plan and shall have all powers necessary or appropriate to enable it to carry out its duties including, without limitation, the power to interpret the Plan, to decide all issues arising under the Plan, to make, establish and change rules and procedures with respect to the operation of the Plan, and all other powers conferred upon it herein. The Administrator shall have the authority to decide all questions relating to eligibility, participation, vesting and forfeitures. The Administrator may rely and act on any information provided by Proffitt's and the Corporation without further inquiry or liability.

11.3 EXCULPATION AND INDEMNIFICATION. No Participant Representative, officer of Proffitt's or Corporation or member of either Board shall be responsible or liable for any mistake or error of judgment in connection with their responsibilities, obligations or duties with respect to this Plan.
Proffitt's shall indemnify each Participant Representative, officer of Proffitt's or the Corporation and member of either Board to the full extent of any liabilities, expenses, penalties, damages or other pecuniary loss, including attorney's fees, which he may suffer as a result of his responsibilities, obligations or duties in connection with this Plan. Such indemnification shall be paid by Proffitt's to the extent that liability insurance is not available to cover the payment of such items. Proffitt's may purchase and maintain such insurance on behalf of such individuals.

11.4 REPORTS TO PARTICIPANTS. The Administrator shall, from time to time in its sole discretion, but at least annually, notify each Participant of the number and Option Prices of the Options then owned by him and such other information as the Administrator, in its sole discretion, deems to be reasonable under the circumstances. No Participant other than a Participant Representative shall be entitled to receive or review any information or data with regard to the number or Option Prices of Options owned by any other Participant. Such information shall only be disclosed to Participants to the extent the Administrator deems it to be appropriate and in the best interest of Proffitt's and the Corporation.


                        ARTICLE 12 - MISCELLANEOUS

12.1 NO RIGHT TO EMPLOYMENT. Nothing contained herein shall give any Officer the right to be employed by Proffitt's or the Corporation, nor shall this Plan interfere with the right of Proffitt's or the Corporation to discharge any Officer at any time, to change the duties of any Officer at any time or to change the title or position of any Participant at any time.

12.2 GRANT OF OPTIONS TO OTHERS. If the Administrator shall determine that Options are to be granted hereunder to any person who is incapable or unable to care for his affairs due to minority or any other incapacity, whether or not such incapacity has been judicially determined, then, in the discretion of the Administrator, all or any number of such Options may be granted to and, pursuant to the provisions of this Plan, exercised by his spouse, a relative of such person, an institution maintaining or having custody of such person or any person deemed by the Administrator to be a proper party for such purpose. Alternatively, the Administrator may, in its discretion, delay the grant of such Options until a legal representative is appointed for such person. Any grant of options made pursuant to this Section shall constitute a complete discharge of the liabilities of the Administrator, Proffitt's and the Corporation to such person hereunder.

12.3 SUBORDINATION OF RIGHTS. If, and only to the extent that, a majority of the Participant Representatives and a majority of the members of the Corporation's Board deem such subordination to be in Proffitt's or the Corporation's best interests, the rights of each Participant, Beneficiary and Plan Shareholder hereunder shall be subordinate to the provisions of any loan agreement, note, bond, indenture, debenture, capitalized lease or other evidence of Proffitt's or the Corporation's indebtedness.

12.4 GOVERNING LAW. This Plan shall be construed according to the laws of the State of Alabama.

12.5 NUMBER AND GENDER. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other genders.

12.6 NOTICE. Any notice required or permitted to be given hereunder shall be in writing and signed by the party making the same and shall specify the Section hereof pursuant to which it is given. Any such notice shall be deemed given (i) on the date delivered, if delivered in person and (ii) on the fifth business day after mailing, if mailed. Any such notice shall be mailed registered or certified first class mail, return receipt requested (with postage and other fees prepaid) as follows:

If to Proffitt's, to:         Proffitt's, Inc.
                              115 North Calderwood
                              Alcoa, Tennessee 37701
                              Attention:  Senior Vice President of
                                          Investor Relations

If to the Corporation, to:    Parisian, Inc.
                              750 Lakeshore Parkway
                              Birmingham, Alabama 35211
                              Attention: President

If to the Administrator, to:  Parisian, Inc.
                              750 Lakeshore Parkway
                              Birmingham, Alabama 35211
                              Attention: Administrator, Parisian, Inc.
                              Stock Option Plan for Officers

and, if to a Participant, Beneficiary or Plan Shareholder, to such Participant's, Beneficiary's or Plan Shareholder's last known residence or office address appearing in the Corporation's employment or other records. If any such notice is given to Proffitt's, the Corporation or the Administrator, a copy thereof shall be given to:

(a) Donald E. Hess (or such other person who is then the President of the Corporation) at the address of the Corporation set forth above; and

(b) D. Warren Bailey and Steven B. Corenblum at the address of the Corporation set forth above (or if either of them ceases to be an Officer, at his last known residence address); provided, however, that if either of said individuals ceases to be a Participant, such notice shall not be given to him but shall instead be given to the Participant who succeeds him as a Participant Representative at the address of the Corporation set forth above.

12.7 SEVERABILITY. The invalidity of this Plan with respect to one or more persons shall not affect the rights and obligations of any other person hereunder in any manner whatsoever. The invalidity of one or more provisions of this Plan shall not affect the validity of any other provision of this Plan in any manner whatsoever.

12.8 RIGHTS OF TRANSFEREES. Notwithstanding anything to the contrary contained in this Plan:

(a) the rights of an Option Transferee with respect to all Options owned by such Option Transferee shall be the same as those of the Participant who first owned such Option determined as if such Participant then owned such Option; and

(b) the rights of a Plan Shareholder who is not a Participant with respect to a Share owned by such Plan Shareholder shall be the same as those of the Participant who first owned such Share determined as if such Participant then owned such Option.

IN WITNESS WHEREOF, Proffitt's and the Corporation have executed this Third Amendment and Restatement on ______________, 1996.


PROFFITT'S, INC.                        PARISIAN, INC.



By:____________________________________ By:________________________________
    ___________________, ________________        Donald E. Hess, President

A:\3RD-AMD.ASC